Aston Funds
EXHIBIT TO ITEM 77Q1 (a)
A copy of the Amended and Restated By-Laws
The following document is included in Registrant's Form 485BPOS, dated October 30, 2015 (Accession No. 0001534424-15-000328), and
incorporated by reference herein:

1.	Amended and Restated By-Laws, dated September 30, 2015 of
Aston Funds.








CHICAGO/#1940753.2